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EXHIBIT 24(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Manville Corporation on Form S-8 (File No. 33-29389) and Form S-3 (File No. 33-43912) of our report dated February 4, 1994, on our audits of the consolidated financial statements and financial statement schedules of Manville Corporation as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991, which report is included in this Annual Report on Form 10-K.


 /s/ Coopers & Lybrand
 ---------------------
 Coopers & Lybrand

 Denver, Colorado
 March 28, 1994

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